UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 28, 2010

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2010, SBA Communications Corporation (the “Company”) issued a press release announcing its financial and operational results for the third quarter ended September 30, 2010, providing its fourth quarter 2010 guidance, updating its full year 2010 guidance and providing its full year 2011 guidance. A copy of the press release is furnished as Exhibit 99.1.

The press release contains non-GAAP financial measures, including (i) Site Leasing Segment Operating Profit, Site Development Segment Operating Profit and Segment Operating Profit Margin, (ii) Tower Cash Flow and Tower Cash Flow Margin, (iii) Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin, (iv) Net Debt, Net Secured Debt, Leverage Ratio and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”) and (v) Equity Free Cash Flow and Equity Free Cash Flow Per Share.

The information required by Regulation G regarding the non-GAAP financial measures of Segment Operating Profit and Adjusted EBITDA can be found in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. We have included the other Non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition. Specifically, we believe that:

(1)	Tower Cash Flow is an indicator of the performance of our site leasing operations;

(2)	our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity; and

(3)	Equity Free Cash Flow is an indicator of the amount of cash produced by our business and thus reflects the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders.

In addition, Tower Cash Flow, Adjusted EBITDA and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our senior credit facility and senior notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

A reconciliation of each of these non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the press release.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

As described in Item 2.02 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit No.	Description
99.1	Press release issued by SBA Communications Corporation on October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: October 28, 2010